EXHIBIT 15.1
July 22, 2005

The Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

We are aware of the incorporation by reference in Pre Effective Amendment No. 1 to the Form S-3 Registration Statement of FNB Financial Services LP and F.N.B. Corporation for the registration of $350,000,000 of subordinated notes of our report dated May 5, 2005 relating to the unaudited condensed consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarter ended March 31, 2005.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania